UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022 (November 3, 2021)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sunnyland Signing and Closing

On November 3, 2021, MHP Pursuits LLC, a North Carolina limited liability company (“MHP Pursuits”) and wholly owned subsidiary of Manufactured Housing Properties Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Billie Jean Faust for the purchase of a manufactured housing community located in Byron, Georgia consisting of 73 sites on approximately 18.57 acres and an adjacent parcel of undeveloped land containing 15.09 acres (the “Property”) for a total purchase price of $2,200,000.

On January 27, 2022, MHP Pursuits assigned its rights and obligations in the Purchase Agreement to (a) the Company’s newly formed wholly owned subsidiary Sunnyland MHP LLC, a Georgia limited liability company (“Sunnyland MHP”); and to (b) Gvest Sunnyland Homes LLC, a Delaware limited liability company (“Gvest Sunnyland”), which is a wholly owned subsidiary of the Company’s variable interest entity Gvest Finance LLC, pursuant to an assignment of purchase and sale agreement (the “Assignment”). On January 31, 2022, closing of the Purchase Agreement was completed and Sunnyland MHP purchased the land and land improvements, and Gvest Sunnyland purchased the buildings. The Purchase Agreement also contains additional covenants, representations, and warranties that are customary of real estate purchase and sale agreements.

In connection with the closing of the Property, on January 31, 2022, Sunnyland MHP and Gvest Sunnyland entered into a loan agreement with Vanderbilt Mortgage and Finance Inc for a loan in the principal amount of $1,760,000 (the “Loan Agreement”) and Sunnyland MHP and Gvest Sunnyland issued a promissory note to the lender for the same amount (the “Note”).

Interest on the disbursed and unpaid principal balance accrues as follows: (a) from the date funds are first disbursed at a rate of 5.37% per annum, interest only for the first thirty-six months and (b) on February 10, 2025, interest on the disbursed and unpaid principal balance accrues at a rate 5.21% per annum until maturity. Interest is calculated on the basis of a 360-day year and the actual number of calendar days elapsed. Payments began on March 10, 2022 and continue the 10th of every month until maturity on February 10, 2027. Sunnyland MHP and Gvest Sunnyland may prepay the Note in part or in full at any time if they pay a prepayment premium calculated in accordance with the Loan Agreement.

The Note is secured by a first priority security interest in the Property pursuant to a deed of trust (the “Deed”), a security agreement and assignment of rents (the “Security Agreement”), as well as collateral assignment of the Company’s ownership interests in Sunnyland MHP (the “ Ownership Assignment”). The Note is guaranteed by Raymond M. Gee, the Company’s Chief Executive Officer.

The Loan Agreement and Note contain customary closing conditions, representations, and warranties, financial and other covenants and events of default for a loan of its type.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Assignment, the Loan Agreement, the Note, the Deed, the Security Agreement, and the Ownership Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached as exhibits hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Note and the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, on June 11, 2021, the Company launched an offering (the “Offering”) of up to 47,000 shares of its Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at a price of $1,000 per share, for maximum gross proceeds of $47 million.

The Offering is being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, pursuant to the Company’s offering statement on Form 1-A, originally filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, as amended (the “Offering Statement”), which was qualified by the SEC on June 11, 2021. The Offering will terminate at the earlier of: (1) the date on which the maximum amount of offered shares of Series C Preferred Stock has been sold, (2) the date which is one year after the Offering was qualified by the SEC, subject to an extension of up to an additional one year at the discretion of the Company and the Dealer Manager (as defined below), or (3) the date on which the Offering is earlier terminated by the Company in its sole discretion.

Arete Wealth Management LLC (the “Dealer Manager”) is acting as the Company’s managing broker-dealer for the Offering. The Dealer Manager has made no commitment to purchase all or any part of the shares of Series C Preferred Stock being offered but has agreed to use its best efforts to sell such shares in the Offering. As partial compensation, the Company agreed to pay the Dealer Manager concurrently with each closing of the Offering a selling commission of 4.00% of the gross offering proceeds of such closing and a dealer manager fee of 2.75% of the gross offering proceeds of such closing.

As previously reported, the Company has completed multiple closings of the Offering, pursuant to which the Company sold an aggregate of 7,870shares of Series C Preferred Stock for total gross proceeds of $7,870,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $7,338,289.

On February 22, 2022, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 985.5 shares of Series C Preferred Stock for total gross proceeds of $985,500. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $981,513.

On March 11, 2022, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 604 shares of Series C Preferred Stock for total gross proceeds of $604,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $563,230.

On March 25, 2022, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 567 shares of Series C Preferred Stock for total gross proceeds of $564,920. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $529,284.

Please see the Offering Statement for additional details regarding the Offering, including the terms of the Series C Preferred Stock being offered.

As noted above, the issuances of the Series C Preferred Stock were made in reliance upon an exemption from registration provided under Regulation A of Section 3(6) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
1.1	Managing Broker Dealer Agreement, dated June 11, 2021, between Manufactured Housing Properties Inc. and Arete Wealth Management, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on October 14, 2021)
3.1	Certificate of Designation of Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 2.4 to the Offering Statement on Form 1-A/A filed on May 26, 2021)
10.1	Purchase and Sale Agreement, dated November 3, 2021, between MHP Pursuits LLC and Billie Jean Faust
10.2	Assignment of Purchase and Sale Agreement, dated January 27, 2022, between MHP Pursuits LLC, Sunnyland MHP LLC, and Gvest Sunnyland Homes LLC
10.3	Loan Agreement, dated January 31, 2022, between Sunnyland MHP LLC, Gvest Sunnyland Homes LLC, and Vanderbilt Mortgage and Finance Inc.
10.4	Promissory Note, dated January 31, 2022, between Sunnyland MHP LLC, Gvest Sunnyland Homes LLC, and Vanderbilt Mortgage and Finance Inc.
10.5	Deed of Trust, dated January 31, 2022, between Sunnyland MHP LLC and Billie Jean Faust
10.6	Security Agreement and Assignment of Rents, dated January 31, 2022, between Gvest Sunnyland Homes LLC and Vanderbilt Mortgage and Finance Inc.
10.7	Assignment of Ownership Interests, dated January 31, 2022, between Manufactured Housing Properties Inc. and Vanderbilt Mortgage and Finance Inc.
10.8	Form of Subscription Agreement for Series C Preferred Stock Offering (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on June 11, 2021)
10.9	Escrow Agreement, dated June 15, 2021, among Manufactured Housing Properties Inc., Arete Wealth Management, LLC and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 14, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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